RICHFOOD HOLDINGS, INC.
                       SECONDARY OFFERING OF COMMON STOCK

                                CUSTODY AGREEMENT
                              AND POWER OF ATTORNEY

         The undersigned (the "Shareholder") has irrevocably elected, pursuant to an election form submitted by the undersigned to Richfood Holdings, Inc. (the "Company") in compliance with the registration rights provisions of the Agreement and Plan of Reorganization, by and between the Company and Super Rite Corporation (the "Registration Rights Provisions"), to sell _____ shares of common stock, without par value (the "Common Stock") of the Company, such shares being represented by the certificate(s) described in such election form (the "Certificates"), to certain underwriters for whom J.P. Morgan Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Interstate/Johnson Lane Corporation and Wheat, First Securities, Inc. are acting as representatives (collectively, the "Underwriters"), pursuant to the terms and conditions of the Underwriting Agreement referred to below. The Shareholder understands that the Underwriters propose to offer the shares of Common Stock purchased from the Shareholder for sale to the public and that, in connection with such offering, the Company has filed a Registration Statement on Form S-3, No. 333 - ___________ (the "Registration Statement") with the Securities and Exchange Commission to register all of the shares of Common Stock tendered for sale by the Selling Shareholders (as defined below) under the Securities Act of 1933, as amended (the "Securities Act").

         1. Definitions. When used herein, the following terms shall have the following meanings, unless the context otherwise requires:

                  "Attorney": Alex Grass, as attorney-in-fact for the Shareholder appointed pursuant to Section 12 hereof.

                  "Final Prospectus": The form of final prospectus relating to the Securities and included in the Registration Statement, including any information omitted therefrom at the time of effectiveness of such Registration Statement in accordance with the rules and regulations of the Securities and Exchange Commission under the Securities Act.

                  "NASDAQ":  The Nasdaq National Market.

                  "Offering": The offering of the Securities to the public pursuant to the Registration Statement.

                  "Securities": The shares of Common Stock that the Shareholder has elected to sell in the Offering.

                  "Selling Shareholders": Those shareholders of the Company who, together with the undersigned, have elected pursuant to an election form submitted to the Company to sell all or a portion of the shares of Common Stock held by such shareholders in connection with the Offering.

                  "Underwriting Agreement": The agreement by and among the Company, the Selling Shareholders and the Underwriters pursuant to which the Underwriters shall agree, severally and not jointly and subject to certain conditions, to purchase the Securities from the Selling Shareholders and to offer such Securities for sale to the public pursuant to the Registration Statement.

         2. Deposit of Certificates. The Shareholder herewith deposits with the Company, as Custodian, the Certificates. Each such Certificate is in negotiable form (the "Custodian"), or is accompanied by a duly executed stock power or powers in blank, bearing the Shareholder's signature.

         3. Negotiation of Underwriting Agreement. The Shareholder hereby authorizes and directs the Company to negotiate an Underwriting Agreement on the Shareholder's behalf, subject in form and substance to the approval of the Attorney, that shall provide for the sale of the Securities to the Underwriters on a firm commitment basis with an underwriting discount to the Underwriters not to exceed %. The Company hereby agrees to use its best efforts to negotiate an Underwriting Agreement on behalf of the Shareholder meeting the conditions specified herein. The Shareholder understands and acknowledges that the obligations of the Underwriters pursuant to the Underwriting Agreement shall be subject to (i) approval of certain legal matters by counsel to the Underwriters, and (ii) various other conditions including, without limitation, certain market conditions.

         4. Expenses of Offering. In accordance with the Registration Rights Provisions, the Company shall pay all costs and expenses associated with the Offering, except the underwriting discount paid to the Underwriters in connection with the sale of the Securities to the public and the fees and expenses of any attorneys or advisors retained by any individual selling Shareholder in connection with the Offering or the transactions contemplated hereby. The Shareholder shall pay the Underwriter the underwriting discount, set forth in the Underwriting Agreement, allocable to the Securities of the Shareholder sold in the Offering and shall pay the fees and expenses of any attorneys or advisors retained by the individual Shareholder in connection with the Offering and the transactions contemplated hereby.

         5. Authorization of the Custodian to Act. The Custodian is hereby authorized and directed, subject to the instructions of the Attorney as provided in Section 11 hereof, to (a) hold the

Certificates delivered herewith in custody; (b) permit the Company's transfer agent to examine the Certificates, together with any related stock powers, certificates of qualification or other documents, so as to satisfy the transfer agent that the Custodian holds the shares of Common Stock delivered herewith in transferable form; (c) cause to be issued, against surrender of the Certificates, new certificates (which certificates shall not bear any legends), registered in such names and denominations as the Underwriters shall have instructed; (d) cause to deliver such new certificates to the Underwriters at the time and date for delivery in accordance with the Underwriting Agreement (each such time and date of delivery of any shares of Common Stock pursuant to the Underwriting Agreement, a "Time of Delivery") for the accounts of the Underwriters under the Underwriting Agreement; (e) on the Shareholder's behalf, accept and acknowledge receipt of payment by check, in accordance with the Underwriting Agreement, of the purchase price for the Securities, net of the underwriting discount and any taxes, fees and expenses to be paid by the Shareholder pursuant to the Underwriting Agreement; and (f) deliver such check to the Shareholder at the address listed below.

         6.  Representations,   Warranties  and  Agreements.   Without  limiting
paragraph 7 in any respect, the Shareholder hereby represents and warrants as follows:

                  (a) The Shareholder has, and at each Time of Delivery will have, full right and power and all authorizations and approvals required by law or otherwise to enter into this Custody Agreement and the Underwriting Agreement, to carry out the terms and provisions hereof and of the Underwriting Agreement and to make all of the representations, warranties and agreements contained herein and in the Underwriting Agreement as of the date hereof and as of the date such Underwriting Agreement is executed and at each Time of Delivery.

                  (b) This Custody Agreement is, and the Underwriting Agreement will be, the valid and binding agreements of the Shareholder in accordance with their respective terms.

                  (c) The execution and delivery of this Custody Agreement and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or result in the breach of any of the terms, provisions, or conditions of, or constitute a default under, any note, indenture, mortgage, deed or declaration of trust, agreement, or other instrument, if any, to which the Shareholder is a party or by which Shareholder is bound, or any existing law, order, rule, regulation, writ, injunction, judgment or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Shareholder or the Shareholder's property.

                  (d) When the Securities are accepted for payment by the Underwriters, and upon payment of the purchase price therefor, the Underwriters will acquire good, marketable and unencumbered title to the Securities, free and clear of all liens, restrictions, charges, encumbrances and adverse claims.

                  (e) The Shareholder will not directly or indirectly sell any shares of Common Stock prior to the Offering (other than the Securities to the Underwriters in accordance with the Underwriting Agreement).

                  (f) The Shareholder is not directly or indirectly affiliated or associated with any member of the National Association of Securities Dealers, Inc. (whether by means of employment, family relationship, shareholdings or otherwise).

                  (g)  Except as set forth  below,  since May 1,  1994:  (i) the
Shareholder has not, and no member of Shareholder's immediate family has, entered into any transaction or series of transactions with the Company or any of its subsidiaries involving an amount in excess of $60,000; (ii) the
Shareholder has not, and no member of Shareholder's immediate family, corporation (other than the Company) or partnership of which Shareholder or members of Shareholder's immediate family are executive officers, or own more than 10 percent of any class of equity securities or partnership interests has, become indebted to the Company for an amount in excess of $60,000; and (iii) the Shareholder has not served as an executive officer of, or owned, directly or indirectly, in excess of 10 percent equity interest in, any firm, corporation or other business entity (A) that has made or proposes to make during the coming fiscal year payments to the Company or its subsidiaries in excess of $_____ million; (B) to which the Company or its subsidiaries was indebted for an amount in excess of $__________ million; or (C) to which the Company made, or proposes to make during the coming fiscal year, payments in excess of $__________ million. (Attach a sheet, if necessary)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

         The foregoing representations, warranties and agreements, together with any information provided in response to subparagraph (g) above, are made, or provided, for the benefit of the Attorney, the Company, the Underwriters and their respective representatives, agents and assigns and may be relied upon by such persons or entities. The Shareholder understands and agrees that (i) any information provided in response to subparagraph (g) above may be used by the Company in the preparation of the Final Prospectus, and (ii) certain of the representations and warranties included in this Section 6 shall be included in the Underwriting Agreement and made by the Attorney on behalf of the Shareholder. In the event any such information, representation or warranty is untrue or incorrect in any material respect, the Shareholder shall be obligated, pursuant to the Underwriting Agreement, to indemnify each of the Company and the Underwriters for any losses, including attorneys' fees and expenses, that the Company or the Underwriters may suffer as a result of such misrepresentation or inaccuracy.

         7. Certificates. (a) The Shareholder, for the benefit of the Attorney, the Company and the Underwriters, hereby certifies that the representations and warranties and agreements to be made by the Shareholder in the Underwriting Agreement (in substantially the form provided to the Shareholder) will be true and correct at and as of the date such Underwriting Agreement is executed and at and as of each Time of Delivery;

                  (b) For purposes of rendering an opinion pursuant to the Underwriting Agreement, Hunton & Williams; Neuberger, Quinn, Gielen, Rubin & Gibber, P.A.; and Davis Polk & Wardwell (and such other counsel as may be required to render an opinion pursuant thereto) may rely on the representations and warranties of the Shareholder set forth herein and in the Underwriting Agreement as if said representations and warranties had been set forth in a separate certificate directed to said counsel at and as of each Time of Delivery; and

                  (c) For purposes of delivering any certificate on behalf of the Shareholder which may be required in connection with the delivery of the Shareholder's securities pursuant to the Underwriting Agreement, the Attorney may rely on the representations and warranties of the Shareholder set forth herein and in the Underwriting Agreement as if said representations and warranties had been set forth in a separate certificate directed to the Attorney at and as of each Time of Delivery.

         8. Offering Not Conducted. If the Underwriting Agreement is not entered into for any reason, or if the Securities are not accepted by the Underwriters against payment therefor in accordance with the provisions of the Underwriting Agreement or if the Underwriting Agreement is otherwise terminated, the Custodian, after all obligations of the Shareholder under this Agreement and the Underwriting Agreement, for expenses or otherwise, have been fulfilled, shall promptly cause to be delivered to the Shareholder the Certificates delivered by the Shareholder hereunder, together with all stock powers and other documents delivered to the Custodian in connection with such stock certificates.

         9. Dividend and Voting Rights. Until the Securities have been delivered to the Underwriters against payment therefor in accordance with the Underwriting Agreement, the Shareholder shall retain all rights of ownership with respect to the Securities, including the right to vote and to receive any dividends and payments due on the Securities, except the right to dispose of the Securities, which right is subject to the terms and conditions contained in this Agreement and, following execution of the Underwriting Agreement on behalf of the Shareholder, the Underwriting Agreement.

         10. Effect of the Company's Signature. The Company's execution of this Agreement shall evidence its acknowledgment, as Custodian, of receipt of the Certificates and shall constitute the acceptance by the Company of the authorizations and duties herein contained and the agreement of the Company to carry out and perform its duties hereunder, regardless of the capacity in which the Company is required to exercise such duties.

         11. Liability and Indemnification of the Company. The Company is authorized to take any and all actions hereunder as it shall, in its own discretion, determine. The Company, regardless of the capacity in which it acts hereunder, assumes no responsibility or liability to the Shareholder or to any other person, other than to deal with the Securities in accordance with the provisions of this Agreement. The Shareholder agrees to indemnify and hold the Company harmless with respect to anything done by it in good faith in connection with any and all matters contemplated herein or by the Underwriting Agreement, regardless of the capacity in which it acts. The Company, in its capacity as Custodian, shall be entitled to act and rely upon any statement, request, notice or instruction respecting this Agreement given by the Attorney.

         12. Power of Attorney. (a) The Shareholder hereby irrevocably appoints Alex Grass as such Shareholder's attorney-in-fact with full power and authority in the name, and on behalf, of the Shareholder to do and perform the following as fully as could the Shareholder if personally present and acting:

                           (i) Subject to  limitations  and conditions set forth
herein, to sell, assign and transfer the Securities to the Underwriters and, in connection therewith, to agree upon the underwriting discount and the price at which the Securities will be initially offered to the public by the Underwriters pursuant to the Underwriting Agreement;

                           (ii)  For the  purpose  of  effecting  such  sale and
subject to Section 3 hereof, to: (A) execute and deliver on behalf of the Shareholder an Underwriting Agreement among the Company, the Selling Shareholders and the Underwriters; (B) comply with all provisions of the Underwriting Agreement, including the making of all representations, warranties and agreements provided in the Underwriting Agreement to be made by the Shareholder (provided that all such representations, warranties and covenants are several and not joint); (C) execute and deliver all documents on behalf of the Shareholder required by the Underwriting Agreement; (D) exercise all authority given to the Shareholder by the Underwriting Agreement; and (E) agree or covenant on behalf of the Shareholder that the Shareholder, for a period of one hundred twenty (120) days after the date of the Final Prospectus, (1) will not, directly or indirectly, sell any shares of Common Stock without the prior written consent of J. P. Morgan Securities Inc., and (2) has not and will not distribute any prospectus or other offering material for the purpose of offering or selling the Securities or any other shares of Common Stock held by the Shareholder;

                           (iii) To give such  orders  and  instructions  to the
Custodian as the Attorney may in his sole discretion determine, with respect to:
(A) the transfer on the books of the Company of the Securities in order to effect the sale to the Underwriters (including the names in which new stock certificates representing the Securities are to be issued and the denominations thereof); (B) the delivery to or for the account of the Underwriters of Certificates against receipt by the Custodian of the purchase price to be paid therefor; and (C) the disposition of the net proceeds from the sale of the Securities in accordance with paragraph 5 hereof;

                           (iv) If necessary, to endorse (in blank or otherwise)
on behalf of the Shareholder the Certificates delivered hereunder, as well as the stock powers attached to such stock certificates; and

                           (v) To make,  execute,  acknowledge  and  deliver all
such other orders, receipts, notices, requests, instructions, certificates, letters and other writings, including communications to the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and the securities or Blue Sky commissions of any jurisdiction, and amendments to the Underwriting Agreement, and in general to do all things and to take all actions that the Attorney, in his sole discretion, may consider necessary or proper in connection with or to carry out the aforesaid sale of Securities to the Underwriters.

                  (b) This power of attorney and all authority conferred hereby are granted and conferred subject to the interests of the Underwriter and the Company and in consideration of those interests, and for the purpose of completing the transactions contemplated herein and the Underwriting Agreement. This power of attorney and all authority conferred hereby is coupled with an interest and shall be irrevocable and shall not be terminated by any act of the Shareholder, or operation of law, whether by the death, incapacity, insolvency or dissolution of the Shareholder, or the occurrence of any other event. If the Shareholder should die, become incapacitated or insolvent or should dissolve or if any other such event shall occur before the delivery of the Securities to the Underwriters pursuant to the Underwriting Agreement, the Certificates shall be delivered by or on behalf of the Shareholder in accordance with the terms and conditions of this Agreement and the Underwriting Agreement, and actions taken by the Attorney pursuant to this power of attorney shall be as valid as if such death, incapacity or other event had not occurred, regardless of whether the Custodian, the Attorney or any of them shall have received notice thereof.

                  (c) The Shareholder hereby ratifies all that the Attorney shall do by virtue of this power of attorney.

                  (d) The Shareholder agrees to hold the Attorney free and harmless from any and all loss, damage or liability that he may sustain as a result of any action taken in good faith hereunder.

         13. Irrevocability. This agreement shall not be terminated by operation of law or upon the occurrence of any event whatsoever, including the death, incapacity or insolvency of the Shareholder (if the Shareholder is an individual), or by the death or incapacity of any executor or trustee (if the Shareholder is an estate or trust), or the termination of such estate or trust, or by the dissolution or insolvency of the Shareholder (if the Shareholder is a partnership or corporation), or by the occurrence of any other event or events, and the obligations of the Shareholder under the Underwriting Agreement similarly are not to be subject to termination. If any such event occurs, whether with or without notice thereof to the Company, the Attorney or any other person or entity, the Company shall nevertheless be authorized to deliver and deal with the Certificates, the shares represented thereby and any stock into which such shares are converted on the Shareholder's behalf in accordance with the terms and provisions of this Agreement and the Underwriting Agreement as if such event had not occurred. Notwithstanding the foregoing, if the Underwriting Agreement shall not have been executed by all parties thereto before the close of business on May 31, 1996, then, from and after such date, the Shareholder shall have the power, by giving written notice to the Attorney, at the address set forth below, to terminate this agreement, subject, however, to all lawful action taken or performed by the Attorney pursuant to this power of attorney before the actual receipt of such notice.

         14. Acceptance by the Custodian of this Custody Agreement by the execution hereof shall constitute an acknowledgment by the Custodian of receipt of the Certificates and the acceptance by the Custodian of the authorization herein conferred and shall evidence the Custodian's agreement to carry out and perform this Custody Agreement in accordance with its terms.

         15.  This  Custody   Agreement   may  be  executed  in  any  number  of
counterparts, which together shall constitute one and the same instrument.

         16. This Custody Agreement for all purposes shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

         17. Any notice given pursuant to this Custody Agreement shall be deemed given if in writing and delivered in person, or if given by telephone or telegraph if subsequently confirmed in writing (i) to the Shareholder at the address set forth below the Shareholder's signature, (ii) to the Company, at its office, 8258 Richfood Road, Mechanicsville, Virginia 23111, and (iii) to the Underwriters, c/o J. P. Morgan Securities Inc., 60 Wall Street, New York, New York, 10260. The Custodian shall be entitled to act and rely upon any statement, request or notice with respect to the Custody Agreement given to the Custodian on behalf of the Shareholder if the same shall be made or given to the Custodian by any of the Attorneys acting on behalf of the Shareholder.

         IN WITNESS WHEREOF, the undersigned, having read and agreed to all the terms and conditions set forth herein, has executed this Agreement as of March ___, 1996.


                                   [Name as it appears on the Certificates]


                                   ----------------------------------------
                                   Signature

                                   ----------------------------------------

                                   ----------------------------------------

                                   ----------------------------------------
                                   (Address to which payment should be sent)

                                 ACKNOWLEDGMENT


         On this _____ day of __________, 1996, before me appeared ___________________, the person who signed the foregoing instrument, who acknowledged that he or she signed it on behalf of the identified corporation with full authority to do so.

STATE OF ___________________          )
                                      )
COUNTY OF _________________           )


         Subscribed and sworn to before me this ____ day of _________________, 1996.

         My commission expires:  _________________.


                                                     ------------------------
                                                           Notary Public

ACCEPTED:
RICHFOOD HOLDINGS, INC.



---------------------------------------
By:        Daniel R. Schnur
Title:     Senior Vice President,
           Secretary and General Counsel